EXHIBIT 99.1

                                 [FRONT OF CARD]
PROXY
                      ALL AMERICAN SEMICONDUCTOR, INC.
                 SPECIAL MEETING OF SHAREHOLDERS - DECEMBER ___, 1995 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Paul Goldberg and Bruce M. Goldberg, and each of them, as proxies, with full power of substitution to each, for and in the name, place and stead of the undersigned to vote all shares of Common Stock of All American Semiconductor, Inc. (the "Company") which the undersigned would be entitled to vote at the Special Meeting of Shareholders of the Company to be held on ________, December ___, 1995, at 10:00 A.M., Miami, Florida local time, at Don Shula's Hotel, 15255 Bull Run Road, Miami Lakes, Florida, and at any and all postponements and adjournments thereof. The Board of Directors recommends a vote "FOR" the PROPOSAL (1) described below and shares will be so voted unless you indicate otherwise.

         PROPOSAL (1). To approve a transaction (the "Transaction") pursuant to which the Company and two newly-formed, wholly-owned subsidiaries, All American Added Value, Inc., a California corporation ("California Subsidiary"), and All American A.V.E.D., Inc., a Colorado corporation ("Colorado Subsidiary"), will acquire by merger two affiliated, privately held companies, Added Value Electronics Distribution, Inc., a California corporation ("Added Value"), and A.V.E.D.-Rocky Mountain, Inc., a Colorado corporation ("Rocky Mountain", and together with Added Value collectively the "Added Value Companies"). If the Transaction is consummated, Added Value will be first merged with and into the California Subsidiary with the California Subsidiary the surviving corporation and Rocky Mountain will then be merged with and into the Colorado Subsidiary with the Colorado Subsidiary the surviving corporation. The stockholders of the Added Value Companies will be receiving cash and the Company's Common Stock as the consideration being paid by the Company to acquire the Added Value Companies as described in the accompanying Proxy Statement/Prospectus.

         |_|  FOR                  |_|  AGAINST                    |_|  ABSTAIN

         PROPOSAL (2). To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

                                   (CONTINUED, AND TO BE SIGNED, ON OTHER SIDE)

                                    (BACK OF CARD)
                            (Continued from reverse side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. WHERE A VOTE IS NOT SPECIFIED, THE PROXIES WILL VOTE THE SHARES REPRESENTED BY THE PROXY "FOR" THE PROPOSAL (1) SET FORTH ABOVE.

A MAJORITY OF SAID PROXIES PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL OF THE POWERS CONFERRED HEREBY. DISCRETIONARY AUTHORITY IS CONFERRED HEREBY AS TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING. PLEASE SIGN EXACTLY AS YOUR NAME APPEARS IN THE RECORDS OF THE COMPANY. IF THE SHARES ARE HELD IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, ATTORNEYS AND CORPORATE OFFICERS SHOULD ADD THEIR TITLES.

                                         Dated: ______________________________

                                         -------------------------------------
                                         Signature

                                         -------------------------------------
                                         Signature (if held jointly)

                                         PLEASE MARK, DATE, SIGN AND MAIL THIS
                                         PROXY IN THE ENCLOSED POSTAGE-PAID
                                         RETURN ENVELOPE.